Exhibit 5.1

[Placer Sierra Bancshares Letterhead]

April 7, 2006

Board of Directors

Placer Sierra Bancshares

525 J. Street

Sacramento, CA 95835

Re:	Form S-4 Registration Statement under the Securities Act of 1933

Ladies and Gentlemen:

This opinion is rendered in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the registration of up to 7,946,227 shares (the “Shares”) of common stock, no par value (“Common Stock”), of PLACER SIERRA BANCSHARES, a California corporation (the Company) issuable in connection with the Agreement and Plan of Reorganization by and between the Company and Southwest Community Bancorp dated February 15, 2006 (the “Agreement”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction of (i) the Registration Statement on Form S-4, (ii) I have examined the Amended and Restated (ii) Amended and Restated Articles of Incorporation of the Company, (iii) the Amended and Restated Bylaws of the Company, as amended to date; (iv) the Agreement, (v) certain resolutions of the Board of Directors of the Company, relating to the approval of the Agreement and the transactions contemplated thereby, including the issuance of the Shares and related matters, and (vi) such other documents as I deemed necessary and desirable to render the opinion. With respect to the documents examined, including records of the Company or certificates of public officials, I have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies. I also have obtained from the officers of the Company such advice as to such factual matters as I consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, I have relied on such advice without investigation. I have also relied, in part, on certificates of public officials.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations set forth below, I am of the opinion that the Shares issuable by the Company pursuant to the Agreement will be, when issued and delivered in accordance with the Agreement and the Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

This opinion is further subject to the following assumptions: (i) the consideration for the Shares to be issued pursuant to the Agreement will be received prior to the issuance thereof, (ii) the Shares to be issued pursuant to the Agreement will be issued in accordance with the terms of the Agreement, (iii) the Registration Statement will become effective under the Securities Act prior to issuance of the Shares under the Agreement and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the SEC, and (iv) the issuance of the Shares pursuant to the Agreement will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act).

I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the state of California, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

Placer Sierra Bancshares Board of Directors

April 7, 2006

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Securities Act.

This opinion is given as of the date hereof, and I hereby disclaim any obligation to notify any person or entity after the date hereof of any change in fact or law should change my opinion with respect to any matter set forth in this letter.

Very truly yours

/s/ Angelee J. Harris
Angelee J. Harris, EVP, General Counsel and Secretary